Exhibit 10.29

DATA I/O CORPORATION	RESTRICTED STOCK AWARD AGREEMENT

AWARDED TO	GRANT DATE	NUMBER OF SHARES OF RESTRICTED STOCK	MARKET PRICE ON DATE OF AWARD	VESTING SCHEDULE

Annually Over 4 Years

1.	The Award. Data I/O Corporation, a Washington corporation (“Data I/O”), hereby grants to you as of the above Grant Date the above number of restricted shares of Data I/O common stock, no par value per share (the “Shares”) on the terms and conditions contained in this Restricted Stock Award Agreement (this “Agreement”) and the Data I/O Corporation 2000 Stock Compensation Incentive Plan, as amended (the “Plan”).

2.	Restricted Period. The “Restricted Period” shall mean with respect to any Shares, the period of time during which such Shares are unvested.

3.	Restrictions. The unvested Shares shall be subject to the following restrictions during the Restricted Period:

(a)	The unvested Shares shall be subject to forfeiture to Data I/O as provided in this Agreement and the Plan.

(b)	The unvested Shares may not be sold, assigned, transferred or pledged during the Restricted Period. You may not transfer the right to receive the unvested Shares, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.

(c)	The unvested Shares will be issued in your name, either by book-entry registration or issuance of a stock certificate, which certificate will be held by Data I/O. If any certificate is issued, the certificate will bear an appropriate legend referring to the restrictions applicable to the unvested Shares.

(d)	Any stock dividends or such other distributions paid on the unvested Shares during the Restricted Period shall be held by Data I/O until such unvested Shares vest, at which time Data I/O will pay you all such dividends and other distributions, less any applicable tax withholding amounts relating to such vested Shares. If the unvested Shares are forfeited as described in Section 4 of this Agreement, then all rights to such payments shall also be forfeited.

4.	Forfeiture. In the event your employment is terminated prior to full vesting of the Shares, your rights to all of the unvested Shares shall be immediately and irrevocably forfeited, unless your termination is by reason of a Change of Control as described and provided for in the Plan.

6.	Rights. Upon issuance of the Shares, you shall, subject to the restrictions of this Agreement and the Plan, have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and receive any cash dividends and any other distributions thereon, unless and until the Shares are forfeited. Cash dividends will be paid to you at the time such dividends are paid on shares of Data I/O common stock, less any applicable tax withholding amounts.

7.	Income Taxes. You are liable for any federal and state income or other taxes applicable upon the grant of the Restricted Stock if you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the date of grant, or upon the lapse of the restrictions on the Shares, and the subsequent disposition of the Shares, and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences. Upon the lapse of the restrictions on the Shares, Data I/O will withhold from the Shares the number of Shares having a fair market value equal to the amount of all applicable taxes required by Data I/O to be withheld upon the lapse of the restrictions on the Shares. In the alternative, prior to the end of the Restricted Period, you may notify Data I/O that you shall promptly pay to Data I/O in cash, or in previously acquired shares of Data I/O common stock having a fair market value equal to the amount of, all applicable taxes required by Data I/O to be withheld or collected upon the lapse of the restrictions on the Shares.

8.	Terms and Conditions. This Agreement does not guarantee your continued employment or alter the right of Data I/O or its affiliates to terminate your employment at any time. By signing below, you and Data I/O agree this restricted stock award is granted under and governed by the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

Employee: _______________________________________ ________________________________________________	DATA I/O CORPORATION By: _______________________________________ Its: _______________________________________